AGREEMENT AND PLAN OF MERGER



                                  By and Among

                                  Huhtamaki Oy,

                          Seal Acquisition Corporation

                                       and

                               Sealright Co., Inc.



                                  March 2, 1998




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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I  DEFINITIONS........................................................2
         1.1  Defined Terms...................................................2
         1.2  Additional Terms................................................9


ARTICLE II  TERMS OF THE MERGER...............................................9
         2.1  The Merger......................................................9
         2.2  Effective Time..................................................9
         2.3  Closing.........................................................9
         2.4  Ancillary Agreements............................................9


ARTICLE III  CERTIFICATE OF INCORPORATION AND BYLAWS OF THE
             SURVIVING COMPANY...............................................10
         3.1  Certificate of Incorporation...................................10
         3.2  The Bylaws.....................................................10


ARTICLE IV  DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY..................10
         4.1  Directors......................................................10
         4.2  Officers.......................................................11


ARTICLE V  MERGER CONSIDERATION; CONVERSION OR CANCELLATION OF
           COMPANY SHARES IN THE MERGER......................................11
         5.1  Merger Consideration...........................................11
         5.2  Cancellation of Company Shares.................................11
         5.3  Payment for Company Shares.....................................12
         5.4  Dissenting Shares..............................................13
         5.5  Transfer of Company Shares After the Effective Time............14


ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................14
         6.1  Capitalization.................................................14
         6.2  Corporate Organization, Qualification and Power................15
         6.3  Authorization of Agreement and Merger..........................15
         6.4  Enforceable Agreement..........................................15
         6.5  No Conflicts, Violations, Breaches or Defaults.................16
         6.6  Company SEC Reports............................................16
         6.7  Financial Statements; Accounting Matters.......................17
         6.8  Absence of Certain Changes.....................................17
         6.9  Proxy Statement; S-4 Registration Statement....................17
         6.10  Litigation....................................................18
         6.11  Taxes.........................................................18
         6.12  Employee Matters..............................................19
         6.13  Environmental Laws and Regulations............................20
         6.14  Compliance with Applicable Laws...............................21
         6.15  Title to Properties...........................................21
         6.16  Intellectual Property.........................................22
         6.17  Insurance.....................................................22
         6.18  DGCL Section 203..............................................23
         6.19  Material Contracts............................................23
         6.20  Authorization of Flexible Shares..............................24
         6.21  Broker's Fees.................................................24
         6.22  Opinions of Financial Advisors................................24
         6.23  Liabilities...................................................24
         6.24  Sufficiency of Assets.........................................25
         6.25  Solvency of the Flexible Company..............................25
         6.26  Flexible Company..............................................25
         6.27  Venture Packaging.............................................25
         6.28  Permitted Asset Sale..........................................25


ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........25
         7.1  Corporate Organization, Qualification and Power................25
         7.2  Authorization of Agreement and Merger..........................26
         7.3  Enforceable Agreement..........................................26
         7.4  No Conflicts, Violations, Breaches or Defaults.................26
         7.5  Proxy Statement;S-4 Registration Statement.....................27
         7.6  Financing......................................................27
         7.7  Broker's Fees..................................................27
         7.8  Interim Operations of Merger Sub...............................27


ARTICLE VIII  CONDUCT PENDING THE CLOSING AND COVENANTS......................27
         8.1  Conduct of Business by Company.................................27
         8.2  Conduct of the Company as to Employee Matters..................29
         8.3  Sale of Certain Assets.........................................29
         8.4  Conduct of Business of Merger Sub..............................30
         8.5  Acquisition Proposals..........................................30
         8.6  Stockholders' Approval; Proxy Statement........................31
         8.7  Reasonable Best Efforts........................................32
         8.8  Notification of Certain Matters................................32
         8.9  HSR............................................................33
         8.10  Representations and Warranties................................33
         8.11  Access to/Confidentiality of Information......................33
         8.12  Publicity.....................................................33
         8.13  Indemnification of Directors and Officers.....................33
         8.14  Employees.....................................................34
         8.15  Amendment of Options..........................................34
         8.16  Conduct of Flexible Business..................................34


ARTICLE IX  CONDITIONS.......................................................35
         9.1  Conditions to Each Party's Obligation to Close.................35
         9.2  Additional Conditions to the Obligations of Parent and
              Merger Sub to Close............................................35
         9.3  Additional Conditions to the Company's Obligation to Close.....37


ARTICLE X  TERMINATION AND REMEDIES..........................................38
         10.1  Termination...................................................38
         10.2  Effect of Termination.........................................40


ARTICLE XI  GENERAL PROVISIONS...............................................40
         11.1  Expenses......................................................40
         11.2  Nonsurvival...................................................41
         11.3  Further Documents.............................................41
         11.4  Modification or Amendment.....................................41
         11.5  Waiver........................................................41
         11.6  Notices.......................................................42
         11.7  Governing Law.................................................43
         11.8  Entire Agreement..............................................43
         11.9  Construction..................................................43
         11.10 Binding Effect................................................43
         11.11 Assignment....................................................43
         11.12 Counterparts..................................................43
         11.13 Obligation of Parent..........................................43
         11.14 Validity......................................................43

                                LIST OF EXHIBITS

Exhibit 2.4(a)      Tax Procedures Agreement
Exhibit 2.4(b)      Intellectual Property License Agreement


                                LIST OF SCHEDULES

Schedule 1.1        Excluded Assets
Schedule 1.2        Excluded Liabilities
Schedule 1.3        Term Sheet for a Permitted Transaction
Schedule 8.1(e)     Permitted Restructuring
Schedule 8.1(h)     Permitted Capital Expenditures
Schedule 8.3        Permitted Asset Sales
Schedule 8.14(a)    Company Employment Agreements and Termination Agreements

                          AGREEMENT AND PLAN OF MERGER



          THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of March 2, 1998, by and among HUHTAMAKI OY, a corporation organized under the laws of Finland ("Parent"), SEAL ACQUISITION CORPORATION, a Delaware corporation, which is a wholly owned indirect subsidiary of Parent ("Merger Sub"), and SEALRIGHT CO., INC., a Delaware corporation (the "Company").

                                    RECITALS

          A. The respective Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their companies and respective stockholders that Merger Sub be merged with and into the Company, and, to that end, have approved the merger of Merger Sub with and into the Company in accordance with the laws of the State of Delaware and the provisions of this Agreement and Plan of Merger.

          B. Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with, and establish certain conditions precedent to, the Merger.

          C. Parent and Merger Sub are unwilling to enter into this Agreement unless certain stockholders of the Company concurrently with the execution and delivery of this Agreement enter into Irrevocable Proxy and Option Agreements (each an "Irrevocable Proxy") between Parent and George K. Baum Group, Inc., G. Kenneth BaumTrust, William D. Thomas Trust, among other things the grant by such stockholders of (i) an irrevocable proxy in favor of Parent with respect to all shares of Common Stock owned by such Persons, and (ii) the option, under certain circumstances, to purchase all shares of Common Stock owned by such Persons, and the Board of Directors of the Company has approved the execution and delivery of the Irrevocable Proxies.

                                    AGREEMENT

          In consideration of the mutual agreements, promises and covenants set forth herein and the recitals set forth above, and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties hereto, intending to be legally bound, agree as follows.

                                   ARTICLE I
                                  DEFINITIONS

          1.1 Defined Terms. As used herein the following terms shall have the following meanings:

          Acquisition Proposal: Any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company or any of its Subsidiaries (other than with respect to a Permitted Transaction) or of over 10% of any class of equity securities of the Company or any of its Subsidiaries (other than the Flexible Company), any tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries (other than the Flexible Company), any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries (other than the Transactions or a Permitted Transaction), or any other transaction (other than a Permitted Transaction) the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the Transactions.

          Additional Agreements: Those agreements listed in this Agreement and attached hereto, either as of the date hereof or, subject to the mutual agreement of the parties, prior to Closing, as exhibits and incorporated herein by reference, including but not limited to the Confidentiality Agreement, as well as all assignments and Ancillary Agreements necessary to effectuate the Merger, but excluding any assignments or agreements associated with Permitted Restructuring or Permitted Transactions.

          Agreement: This Agreement and Plan of Merger, including the preamble, recitals, exhibits and schedules hereto, all of which are hereby incorporated herein by reference and made a part hereof, as may be amended from time to time pursuant to the terms hereof.

          Ancillary Agreements: Those agreements described in Section 2.4.

          Certificates:  The  certificates  representing  Company  Shares  to be
     surrendered   pursuant  to  Section   5.3  in   exchange   for  the  Merger
     Consideration and the Redemption Consideration.

          Certificate of Merger: The document to be prepared by the parties hereto, in compliance in all respects with the requirements of the DGCL and the provisions of this Agreement and which shall be filed with the Secretary of State of the State of Delaware.

          Closing: A meeting for the purpose of concluding the Transactions to be held at the place and on the date fixed in accordance with Section 2.3.

          Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          Company: Shall have the meaning set forth in the preamble to this Agreement.

          Company Disclosure Letter: That letter from the Company to Parent to be delivered upon the execution of this Agreement, and updated, subject to the approval of Parent, and redelivered at the Closing, which sets forth certain disclosures concerning the Company and its business.

          Company Intellectual Property Rights: All the domestic and foreign patents, trademarks (registered or unregistered), trade names, service marks and copyrights registered and unregistered and applications relating to any of the foregoing, computer software, data bases, inventions, trade secrets and proprietary information of any type owned by or licensed to the Company or any of its Subsidiaries, except those Intellectual Property Rights that are Excluded Assets.

          Company Permits: All permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Authorities necessary for the lawful conduct of the businesses of the Company and its Subsidiaries, except those that relate exclusively to the Flexible Business.

          Company SEC Reports: The forms, reports and documents filed by the Company with the SEC since January 1, 1993, together with any amendments or supplements thereto, any exhibits or schedules thereto and any materials or information incorporated by reference therein.

          Company Shares: The Company Stock issued and outstanding immediately prior to the Effective Time.

          Company Stock: The shares of common stock, $.10 par value per share, of the Company.

          Company Stockholders Meeting: The meeting of the stockholders of the Company to be held in connection with the vote of such stockholders with respect to the Merger.

          Company Transaction Expenses: That portion, if any, of the aggregate out-of-pocket expenses incurred by the Company in connection with the Transactions, Permitted Restructuring or the Permitted Transactions (including but not limited to investment banking, legal and accounting fees and expenses, printing costs and SEC filing fees) in excess of four million dollars ($4,000,000).

          Confidentiality   Agreement:  The  confidentiality  agreement  between
     Parent and the Company, dated December 2, 1997.

          DGCL: The General Corporation Law of the State of Delaware.

          Dissenting Shares: Company Shares which are held by stockholders who have properly complied with the provisions of Section 262 of the DGCL with respect to appraisal rights.

          Effective Time: The date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in the Certificate of Merger.

          Environmental   Claim:   Any   action,   cause   of   action,   claim,
     investigation, demand or notice by any Person alleging liability under or non-compliance with any environmental Law.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          Exchange Act: The Securities Exchange Act of 1934, as amended (15 U.S.C. ss. 78a et. seq.).

          Excluded Assets: The stock of the Flexible Company and those assets used exclusively in the Flexible Business, and described on Schedule 1.1, which are owned by the Flexible Company, or which shall be transferred to it in connection with the Permitted Restructuring, or, in the alternative may be sold by the Company prior to the Closing pursuant to a Permitted Transaction.

          Excluded Liabilities: Those liabilities directly and exclusively related to the Excluded Assets and the Flexible Business, and described on
     Schedule 1.2, which are the liability of the Flexible Company or which shall be assumed by the Flexible Company in connection with the Permitted Restructuring, or, in the alternative, may be assumed in connection with the Excluded Assets in connection with a Permitted Transaction.

          Flexible Business: The business of manufacturing and selling flexible packaging and labeling for the food, dairy and beverage market (excluding the Company's Australian operations), and machines for the application of sleeve labels to plastic bottles, operated by the Company, directly and through certain of its subsidiaries.

          Flexible   Buyer:  A  buyer  of  the  Excluded   Assets  and  Excluded
     Liabilities pursuant to a Permitted Transaction.

          Flexible Company: Sealright Manufacturing-East, Inc., a wholly-owned Subsidiary of the Company, incorporated under the Laws of the State of Ohio.

          Flexible Company Material Adverse Effect: Any adverse change in the business, assets, liabilities, operations, prospects, condition (financial or otherwise), or results of operations of the Flexible Company, including any of its Subsidiaries, which is material to the Flexible Company and its Subsidiaries, taken as a whole.

          Flexible Shares: The outstanding capital stock of the Flexible Company which shall be distributed to the Company's stockholders as the Redemption Consideration.

          Governmental Authority: The federal government, any state, county, municipal, local or foreign government and any agency, bureau, commission, authority or body of any of the foregoing.

          HSR: The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Intellectual Property Rights: Domestic and foreign patents, trademarks (registered or unregistered), trade names, service marks and copyrights
     (registered and unregistered) and applications relating to any of the foregoing, computer software, databases, inventions, trade secrets and proprietary information of any type.

          Judgment: Any judgment, writ, injunction, order or decree of or by any court, judge, justice or magistrate, including any bankruptcy court or judge, having appropriate jurisdiction, and any binding adjudicative order of or by a Governmental Authority.

          Law:  The common law and any  statute,  ordinance,  code or other law,
     rule,  regulation,   order,  requirement  or  procedure  enacted,  adopted,
     promulgated, applied or followed by any Governmental Authority or court.

          Lien: Any mortgage, lien or encumbrance of any kind whatsoever,  which
     (i) creates or confers or purports to create or confer an interest in property to secure payment or performance of a liability, obligation or claim, or which retains or reserves or purports to retain or reserve such an interest for such purpose; (ii) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, or otherwise results or may result in any Person acquiring, any property or interest in property; (iii) restricts the transfer of, or the exercise of any rights in or the enjoyment of any benefits arising by reason of ownership of, any property; or (iv) otherwise constitutes an interest in, or claim against, property, whether arising pursuant to any Law, Judgment or any binding contract.

          Material Adverse Effect: Any adverse change in the business, assets, liabilities, operations, prospects, condition (financial or otherwise), or results of operations of the Company or any of the Company's Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole, but shall exclude any adverse change in the Flexible Business.

          Merger: The merger of Merger Sub into and with the Company at Closing, as set forth in Section 2.1.

          Merger Consideration: $11.00 per Company Share, in cash.

          Merger Payment Fund: That amount of (i) cash equal to the aggregate amount of the Merger Consideration and the cash portion of the Redemption Consideration payable, if any, pursuant to Section 5.1 and, if applicable,
     (ii) all of the issued and outstanding Flexible Shares, all of which shall be delivered to the Paying Agent in accordance with the provisions of this Agreement.

          Merger Sub: Shall have the meaning set forth in the preamble of this Agreement.

          Option: Each option to purchase Company Stock issued pursuant to any of the Company's Option Plans, or otherwise granted by agreement to the Company's employees, outstanding immediately prior to the Effective Time, whether or not vested.

          Option Plans: The Company's 1995 Stock Option Plan and The Company's Amended and Restated 1987 Stock Option Plan.

          Parent: Shall have the meaning set forth in the preamble of this Agreement.

          Paying Agent: Shall have the meaning set forth in Section 5.3(a) of this Agreement.

          Permitted Restructuring: The transfer of Excluded Assets and Excluded Liabilities to the Flexible Company from the Company and its other Subsidiaries, for the purpose of facilitating the distribution of the Flexible Shares as a part of the Redemption Consideration or the Permitted Transactions, as described on Schedule 8.1(e), provided that all such transfers shall qualify as Tax free transfers and no deferred gains shall be created by such transfers.

          Permitted Transaction: Sale, in one or more transactions, of all, but not less than all, of Excluded Assets (including the stock of the Flexible Company), to, and the assumption of all of the Excluded Liabilities by, Flexible Buyers prior to the Closing, consistent with the provisions set forth on Schedule 1.3 to the Company Disclosure Letter.

          Person:   Any  natural   person,   corporation,   general  or  limited
     partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind or Governmental Authority.

          Proxy Statement: The proxy statement and form of proxy in connection with the vote of the stockholders of the Company with respect to the Merger and this Agreement, together with any amendments thereof or supplements thereto and all materials incorporated by reference therein, in the form mailed to the Company's stockholders.

          Redemption Consideration: One-half of a Flexible Share per Company Share, or in lieu thereof, a pro rata share of the net sales proceeds reduced by Tax liabilities resulting from the sale of the Excluded Assets pursuant to Permitted Transactions, which shall be distributed to the holders of Company Shares with respect to each such share owned at the Effective Time, in partial redemption of the outstanding Company Stock. The aggregate after Tax sales proceeds shall be reduced by the amount of Company Transaction Expenses, if any. The calculation of such after Tax sale proceeds shall assume that such proceeds are taxed at the highest combined federal, state, local, municipal and foreign Tax rates which are applicable to any taxable gain or income on sale. In the event the Flexible Business is sold in a Permitted Transaction prior to the Closing, such proration of such net sales proceeds shall be calculated based on the aggregate number of Company Shares outstanding as of the Effective Time, on a fully-diluted basis.

          Representatives:   Directors,   officers,  employees,  legal  counsel,
     financial advisors, accountants or other authorized representatives of any of the parties hereto.

          S-4 Registration Statement: The Company's registration statement on Form S-4, as amended or supplemented, containing the Proxy Statement, filed by the Company with the SEC in connection with the registration under the Securities Act of the Flexible Shares distributable in connection with the Merger.

          SEC: The United States Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended (15 U.S.C. ss. 77a et. seq.).

          Stock Plan: Any plan, agreement, program or arrangement providing for the issuance, transfer or grant of any capital stock of the Company or any interest or right in respect of any capital stock of the Company, including but not limited to the Option Plans or any provisions regarding the foregoing contained as a part of any plan, program, agreement or arrangement.

          Subsidiary: In reference to any Person, any corporation or other legal entity (x) a majority of the outstanding voting securities of which are owned directly or indirectly by such entity or (y) of which such Person controls or has the power to elect or appoint a majority of the Board of Directors or equivalent body of any such Person, or any partnership of which such Person is a general partner.

          Superior Proposal: A bona fide proposal made by a third party to acquire all of the outstanding Company Stock pursuant to a tender offer, to acquire all of the assets of the Company, or all of the assets of the Company, other than the Excluded Assets, or to enter into a merger agreement with the Company, in each case (a) on terms which a majority of the members of the Board of Directors of the Company determines in its good faith reasonable judgment (based on the advice of independent outside financial and legal advisors) to be more favorable to the Company and its stockholders than the Transactions and (b) for which financing, to the extent required, is then committed or which is reasonably capable of being obtained by such third party on commercially reasonable terms as determined in the good faith reasonable judgment of the Board of Directors of the Company (based on the advice of independent outside financial and legal advisors).

          Surviving Company: The Company, which shall be the survivor of the Merger, as set forth in Section 2.1.

          Taxes: All taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any Person or other entity.

          Tax Returns: All returns, declarations, reports, information returns and statements with respect to Taxes of whatsoever kind.

          Third Party Acquisitions: Any merger or any other business combination, sale or other disposition of any material amount of assets, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving the Company or any of its Subsidiaries (other than exclusively related to the Excluded Assets, the Flexible Business or the Flexible Shares) which (a) involves any party (or any affiliates or associates thereof) (i) with whom the Company or its Representatives, had any discussions with respect to any of the foregoing transactions, (ii) to whom the Company or its Representatives, furnished information with respect to or with a view toward any of the foregoing transactions, (iii) who had submitted a proposal or expressed any interest, either to the Company, the Company's Representatives, or publicly, in any of the foregoing transactions (in each such case, after the date hereof and prior to the termination of the Agreement) and (b) provides for direct or indirect consideration for the Company Stock in excess of the Merger Consideration (or in the case of a Third Party Acquisition for the whole Company, including the Flexible Business, in excess of the Merger Consideration plus the Redemption Consideration).

          Transactions: The transactions contemplated by this Agreement, including the Merger, the distribution of the Flexible Shares, and those contemplated by the Additional Agreements, but excluding any Permitted Transactions or Permitted Restructuring.

          Voting Debt: Bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter.

          1.2 Additional Terms. Terms not set forth in Section 1.1, but otherwise defined in the body of this Agreement, shall have the specific meanings attributed to them in the text. Terms in the singular shall have the same meanings when used in the plural and vice versa.

                                   ARTICLE II
                              TERMS OF THE MERGER

          2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company and Merger Sub shall consummate the Merger in which (a) Merger Sub shall be merged into and with the Company in accordance with the DGCL, (b) the separate existence of the Merger Sub shall thereupon cease, (c) the Company shall be the survivor of the Merger and, as the Surviving Company, shall continue its corporate existence under the DGCL as a Subsidiary of Parent, retaining its corporate name, and its other rights, privileges, immunities, powers and franchises, unaffected by the Merger, and shall assume all the rights and obligations of Merger Sub. The Merger shall have the effects set forth in the DGCL.

          2.2 Effective Time. Subject to the terms and conditions of this Agreement, the parties hereto shall prepare and execute a Certificate of Merger setting forth the terms hereof. The Certificate of Merger shall be filed on the date of Closing (or such other date as agreed by Parent and the Company) with the Secretary of State of the State of Delaware in the manner provided in the DGCL and the Merger shall be effective at the Effective Time.

          2.3 Closing. The Closing of the Merger shall occur at the offices of Bryan Cave LLP, 1200 Main Street, Suite 3500, Kansas City, MO 64105, commencing at 10:00 A.M., local time, on the third business day following the date on which the last of the conditions set forth in Article IX hereof shall have been fulfilled or waived, or at such other place, time and date as Parent and the Company may agree.

          2.4 Ancillary Agreements. To the extent that the Ancillary Agreements are not attached as exhibits hereto as of the date hereof, Parent and the Company shall each use their respective reasonable best efforts to negotiate and reach agreement regarding the terms of each of the following Ancillary
Agreements:

          (a) Tax Procedures Agreement between the Surviving Company and the Flexible Company substantially in the form of Exhibit 2.4(a) attached hereto, to the allocation of past and future tax liabilities;

          (b) Intellectual Property License Agreement between the Surviving Company and the Flexible Company substantially in the form of Exhibit 2.4(b) attached hereto, with respect to the interim use of certain shared intellectual property by the Flexible Company; and

          (c) Transitional Agreement between the Surviving Company and the Flexible Company to be negotiated with respect to the provision of certain services by the Surviving Company to the Flexible Company and/or the provision of certain services by the Flexible Company to the Surviving Company.

          Unless Parent otherwise consents in its sole discretion, each such Ancillary Agreement, not attached as an Exhibit hereto, shall be entered into on an arm's length basis, shall not extend for a duration in excess of six months (other than the Tax Procedures Agreement) and will otherwise be on terms reasonably satisfactory to Parent. In the event of any inconsistency between the terms set forth in any of the Ancillary Agreements and the terms of this Agreement, the terms of this Agreement shall govern. In the event the Flexible Business is sold in one or more Permitted Transactions prior to the Closing, if requested by the Flexible Buyer(s), Parent and the Company shall each use their respective reasonable best efforts to negotiate and reach agreement regarding the terms of agreements with respect to the matters addressed by the Ancillary Agreements referred to in clauses (a) through (c) of this Section 2.4 with such Flexible Buyer.

                  ARTICLE III CERTIFICATE OF INCORPORATION AND
                         BYLAWS OF THE SURVIVING COMPANY

          3.1 Certificate of Incorporation. At the Effective Time and in accordance with the DGCL, and without any further action on the part of the Surviving Company, Parent, or the Merger Sub, the Certificate of Incorporation of the Merger Sub, as may be amended by the Certificate of Merger, shall become the Certificate of Incorporation of the Surviving Company.

          3.2 The Bylaws. At the Effective Time and without any further action on the part of the Surviving Company, Parent, or the Merger Sub, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Company.

                      ARTICLE IV DIRECTORS AND OFFICERS OF
                              THE SURVIVING COMPANY

          4.1 Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and Bylaws.

          4.2 Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and Bylaws.

                                   ARTICLE V
                      MERGER CONSIDERATION; CONVERSION OR
                  CANCELLATION OF COMPANY SHARES IN THE MERGER

          5.1 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, each Company Share, by virtue of the Merger and without any action on the part of the holder thereof, other than (a) Company Shares owned by Parent, Merger Sub, or any direct or indirect wholly owned Subsidiary of Parent, (b) any shares of Company Stock owned by the Company or any of its Subsidiaries, and (c) any Dissenting Shares, shall be converted into the right to receive the Merger Consideration, without interest thereon, plus the Redemption Consideration, upon surrender of the Certificate representing such Company Share, in accordance with Section 5.3.

          5.2 Cancellation of Company Shares.

          (a) All Company Shares to be converted into the right to receive the Merger Consideration, plus the Redemption Consideration, pursuant to
     Section 5.1 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and cease to exist, and each holder of a Certificate shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive for each of the Company Shares, upon the surrender of such Certificate in accordance with Section 5.3, the Merger Consideration and the Redemption Consideration.

          (b) At the Effective Time, each Company Share issued and outstanding and owned by Parent, Merger Sub or any direct or indirect wholly owned Subsidiary of Parent, and each share of Company Stock owned by the Company or any of its Subsidiaries, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and cease to exist without payment of any consideration therefor.

          (c) At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder thereof, be converted into shares of common stock of the Surviving Company pursuant to the Certificate of Merger.

          (d)  Each  Option  shall  be  canceled  and  extinguished   solely  in
     consideration for the cash and Flexible Shares payable pursuant to amendments of the Options entered into pursuant to Section 8.15. No Options shall be exercisable for the purchase of Company Stock after the Effective Time. Any rights to acquire options to purchase Company Stock and any stock appreciation rights outstanding immediately prior to the Effective Time shall be canceled and extinguished without compensation therefor.

          (e) The Option Plans and any other Stock Plan (or the applicable portions thereof) shall be terminated (or deleted, as applicable) as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Plan shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Company. The Company will ensure that neither the Company nor any of its Subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any Person, other than Parent or its affiliates, to own any capital stock of the Surviving Company or any of its Subsidiaries or to receive any payment in respect thereof. After the date of this Agreement, no additional Options or stock appreciation rights shall be granted under any Stock Plan, and no cash payments will be made to holders of any such options or stock appreciation rights in respect thereof, except as expressly contemplated in Section 5.2(d).

          5.3 Payment for Company Shares. The manner of making payment for Company Shares in the Merger shall be as follows:

          (a) Concurrently with or prior to the Effective Time, a bank or trust company located in the United States shall be designated by Parent and the Company, subject to their mutual agreement, to act as paying/exchange agent for the Merger Consideration and the Redemption Consideration (the "Paying Agent") for purposes of making the cash payments and the distribution of Flexible Shares contemplated hereby. At the Effective Time, Parent shall make available to the Paying Agent the aggregate Merger Consideration, and the Company shall make available to the Paying Agent, the aggregate Redemption Consideration, payable pursuant to Section 5.1, which, in aggregate, shall constitute the Merger Payment Fund. The cash portion of the Merger Payment Fund shall be invested by the Paying Agent, as directed by Parent, so long as such directions do not materially impair the rights of holders of Company Shares, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated the highest quality by Moody's Investors' Services or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $500,000,000 of assets; and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Paying Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 5.3 out of the Merger Payment Fund. At any time after the Effective Time, upon notice from the Surviving Company that a stockholder has properly dissented, demanded payment of the fair value of his Company Shares and otherwise properly perfected his appraisal rights under Section 262 of the DGCL, the Paying Agent shall promptly (i) repay to the Surviving Company from the Merger Payment Fund an amount equal to the product of (A) the number of Dissenting Shares (as herein defined) held by such stockholder and (B) $11.00 and (ii) return to the Surviving Company that number of Flexible Shares equal to the number of Dissenting Shares held by such stockholder divided by two. The Merger Payment Fund shall not be used for any purpose other than as described herein.

          (b) Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of Company Shares (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Shares shall pass, only upon proper delivery of the Certificates representing such Company Shares to the Paying Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates to the Paying Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Company Shares represented by such Certificates the Merger Consideration and Redemption Consideration. Until so surrendered, such Certificates shall represent solely the right to receive the Merger Consideration and Redemption Consideration with respect to each of the Company Shares represented thereby. No interest shall be paid or accrue on the cash portion of the Merger Payment Fund payable upon surrender of the Certificates. If any payment of the Merger Consideration or the Redemption Consideration is to be made to a Person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such payment shall pay to the Paying Agent any applicable transfer or other similar Taxes, or shall establish to the satisfaction of the Paying Agent that any such Tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Company Shares for any Merger Consideration or the Redemption Consideration delivered to a public official pursuant to applicable escheat Law.

          (c) Any portion of the Merger Payment Fund (including any interest thereon or earnings or profits with respect thereto, or Flexible Shares, if any) which remains unclaimed by the former stockholders of the Company for six months after the Effective Time (including any interest thereon or earnings or profits with respect thereto) shall be delivered to the Surviving Company, upon demand of Parent. Any former stockholders of the Company shall thereafter look only to the Surviving Company for payment of their claim for the Merger Consideration and Redemption Consideration for the Company Shares but shall have no greater rights against the Surviving Corporation, or Parent than may be accorded to general creditors of the Surviving Corporation or Parent under applicable Law.

          5.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, those Company Shares which immediately prior to the Effective Time are Dissenting Shares shall not be converted into the right to receive the Merger Consideration and Redemption Consideration as provided in Section 5.1 hereof, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that, if any such holder shall have failed to perfect or shall withdraw (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time) or lose his right to appraisal and payment in accordance with the DGCL, such holder's shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration and Redemption Consideration, without any interest thereon, as provided in Section 5.1 and such shares shall no longer be Dissenting Shares. The Company (and after the Effective Time, the Surviving Corporation) shall give Parent and Merger Sub (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company or the Surviving Corporation, as the case may be, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company (and, after the Effective Time, the Surviving Corporation) will not voluntarily make any payment with respect to any demands for appraisals and will not, without the prior written consent of Parent, settle or offer to settle any such demand.

          5.5 Transfer of Company Shares After the Effective Time. No transfers of Company Shares shall be made on the stock transfer books of the Company after the close of business on the business day preceding the date of the Effective Time.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Parent and Merger Sub as follows:

          6.1 Capitalization.

          (a) The entire authorized capital stock of the Company consists of 20,000,000 shares of common stock, having a per share par value of $.10 per share. As of the date hereof, (i) 11,078,232 shares of Company Stock are issued and outstanding, (ii) no such shares are held in treasury and (iii) 239,606 shares of Company Stock are reserved for issuance pursuant to outstanding Options. No other shares of the capital stock of the Company are issued and outstanding or reserved for issuance. All issued and outstanding shares of Company Stock are duly authorized, validly issued and are fully paid and non-assessable and are not subject to, nor were they issued in violation of, any pre-emptive rights. Except as set forth on
     Schedule 6.1 to the Company Disclosure Letter, there are not as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of the capital stock of the Company. Except as set forth on
     Schedule 6.1 to the Company Disclosure Letter, there are no outstanding or authorized options, warrants, agreements, subscriptions, calls, demands or rights of any character relating to the Company's capital stock, whether or not issued, which the Company is a party to, including without limitation, securities convertible into, exchangeable for or evidencing the right to purchase any capital stock or other securities of the Company. The Company has no authorized or outstanding Voting Debt.

          (b) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, by the Company, free and clear of all Liens whatsoever. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, rights of redemption, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary, except for any agreements with respect to the Flexible Company and the Permitted Transactions. Other than as set forth on Schedule 6.1 to the Company Disclosure Letter or otherwise restricted by the DGCL, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries. Except for the Subsidiaries listed on Schedule 6.1 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person. The Company's Subsidiaries have no Voting Debt.

          6.2 Corporate Organization, Qualification and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and is duly qualified or licensed to conduct its business, and to the extent such concept is applicable, is in good standing in every other jurisdiction in which its business is conducted, except where failure to be so qualified or licensed or in good standing, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has the corporate power to own or lease its respective properties and to carry on its business as now being conducted, wherever located. The Company's Subsidiaries are listed on Schedule 6.2 to the Company Disclosure Letter, and, except as disclosed on Schedule 6.2 to the Company Disclosure Letter, the Company owns no interest in any corporation, partnership, proprietorship or any other business entity. The Company has heretofore made available to Parent complete and correct copies of its Certificate of Incorporation, as amended and Bylaws, as amended and the Articles of Incorporation and Bylaws, or other comparable charter or organizational documents, of its Subsidiaries, in each case as amended to the date of this Agreement.

          6.3 Authorization of Agreement and Merger. The Company has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the Transactions, including the distribution of the Flexible Shares (subject to the requisite approval of the Merger by stockholders of the Company holding a majority of the outstanding voting stock of the Company, pursuant to Section 251(c) of the DGCL). This Agreement, and the consummation by the Company of the Transactions, including the distribution of the Flexible Shares, have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the requisite approval of the Merger by the stockholders of the Company).

          6.4 Enforceable Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming it constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company according to its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity.

          6.5 No Conflicts, Violations, Breaches or Defaults. Except as set forth on Schedule 6.5 to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company and its performance of its obligations hereunder, including its execution, delivery and performance of any Additional Agreements to which it is a party and the consummation of the Transactions, (a) do not conflict with or result in any breach of any provision of the Certificate of Incorporation, as amended or the Bylaws, as amended, of the Company or the comparable charter or organizational documents of any of its Subsidiaries; (b) do not require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) in connection with the applicable requirements, if any, of HSR; (ii) in connection with the applicable requirements, if any, of the Australian Foreign Acquisitions and Takeovers Act or the Australian Trade Practices Act of 1974, as amended; (iii) pursuant to the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder; (iv) the filing of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business; (v) such filing or consent as may be required by applicable state securities, or "blue sky" Laws; or (vi) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions; (c) except as individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions, conflict with or contravene any provisions or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or any increase in any payment required by or the termination, suspension, modification or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture or any rights of the Company or its Subsidiaries under, any mortgage, bond, indenture, agreement, contract, license or other instrument or obligations to which the Company and/or any of its Subsidiaries are subject or bound; (d) do not conflict with, violate or contravene any Judgment or Law by which the Company or any of its Subsidiaries is subject or bound; or (e) do not result in the creation of any Lien on any of the assets of the Company or any of its Subsidiaries, other than the Flexible Assets.

          6.6 Company SEC Reports. Since January 1, 1993, the Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities Laws, all of which complied as of their respective dates in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The Company has, prior to the date of this Agreement, made available to Parent true and complete copies of all Company SEC Reports. None of the Company SEC Reports, including, without limitation, any financial statements or schedules included therein, at the time filed, or the Company's earnings release dated February 9, 1998, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6.7 Financial Statements; Accounting Matters. The statements of financial position and the related statements of revenues and expenses, stockholders' equity and cash flows (including the related notes thereto) of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the financial position of the Company as of their respective dates, and the consolidated results of its operations and its cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and except that the unaudited interim financial statements do not contain all of the footnote disclosure required by generally accepted accounting principles). The total amount of indebtedness of the Company and its Subsidiaries for borrowed money, as of February 27, 1998 was $86,550,000.

          6.8 Absence of Certain Changes. Except as disclosed in the Company SEC Reports, as contemplated in this Agreement, or as set forth on Schedule 6.8 to the Company Disclosure Letter, since September 30, 1997 (a) there has not been any material adverse change in the business, assets, liabilities, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole; (b) the businesses of the Company and each of its Subsidiaries have been conducted only in the ordinary course; (c) neither the Company nor any of its Subsidiaries (other than the Flexible Company) has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, other than in the ordinary course of business; (d) the Company and its Subsidiaries (other than the Flexible Company) have not increased the compensation of any officer or granted any general salary or benefits increase to their employees other than in the ordinary course of business; (e) neither the Company nor any of its Subsidiaries (other than solely with respect to the Flexible Business) has taken any action referred to in Section 8.1 hereof, except as permitted thereby; (f) there has been no declaration, setting aside or payment of any dividend or other distribution with respect to the Company Stock; and (g) there has been no change by the Company in accounting principles, practices or methods, except as may have been required by GAAP or applicable rule or regulation.

          6.9 Proxy Statement; S-4 Registration Statement. None of the information included or incorporated by reference, or to be included or incorporated by reference, in the Proxy Statement or the S-4 Registration Statement required to be filed in connection with the Transactions (or any amendment or supplement thereto) will (a) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholders Meeting, and (b) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event occurs with respect to the Company which is required to be described in an amendment of, or a supplement to, the S-4 Registration Statement, the Company shall promptly notify Parent, file such with the SEC and disseminate it to the Company's stockholders as required by Law. If at any time prior to the Company Stockholders Meeting any event occurs or the Company becomes aware of any event or fact which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent, file such amendment or supplement with the SEC and disseminate it to the Company's stockholders as required by Law. Prior to its filing with the SEC, such amendment or supplement shall be delivered to Parent and Merger Sub and their counsel and Parent and Merger Sub shall have a reasonable opportunity to comment on such amendment or supplement prior to such filing. The Proxy Statement and the S-4 Registration Statement will comply as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, respectively and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made with respect to any information with respect to Parent, Merger Sub or their officers, directors or affiliates provided in writing to the Company by Parent or Merger Sub expressly for inclusion in the Proxy Statement or the S-4 Registration Statement.

          6.10 Litigation. Except as disclosed in the Company SEC Reports or as set forth on Schedule 6.10 to the Company Disclosure Letter, there is no action, suit, claim, governmental investigation, arbitration or any administrative or other proceeding pending, or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries which, if adversely determined, individually or in the aggregate, might result in any Material Adverse Effect or which challenge, or might prevent or materially delay, the consummation of the Transactions. Except as disclosed in the Company SEC Reports or as set forth on
Schedule 6.10 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is subject to any Judgment entered in any lawsuit or proceeding which could be reasonably likely to have a Material Adverse Effect or challenge, prevent or materially delay the consummation of the Transactions.

          6.11 Taxes. Except as set forth on Schedule 6.11 to the Company Disclosure Letter:

          (a) The Company and each of its Subsidiaries has (i) timely filed or caused to be timely filed all Tax Returns in respect of all Taxes that are required to be filed by or with respect to them through the date hereof and shall prepare and file all such Tax Returns required to be filed after the date hereof and on or before the Effective Time and (ii) paid, or caused to be paid, all Taxes due and owing for the periods covered by such Tax Returns and all Taxes, if any, required to be paid for which no return is required, except in either case as accrued and adequately disclosed and fully provided for on their respective books and records in accordance with generally accepted accounting principals consistently applied by them through all periods indicated. True copies of all federal, state, local and foreign Tax Returns of the Company and/or each of its Subsidiaries relating to each of the last three taxable years ended December 31, 1996 have been delivered to Parent or made available for its review. The Company is not being audited or examined by the Internal Revenue Service or any state, local or foreign taxing jurisdiction, nor has the Company or any of its Subsidiaries received any notices from any taxing authority relating to any issue which could have a Material Adverse Effect on the Tax liability of the Company or any of its Subsidiaries, and no agreements or consents extending or waiving the period during which any Taxes may be assessed or collected are now in force. As of the date hereof, no material adjustments have been proposed by the Internal Revenue Service or by any other taxing authority with respect to any open Tax years or Tax Returns.

          (b) Neither the Company nor any of its Subsidiaries has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the Law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

          (c) All Taxes which the Company or any of its Subsidiaries is (or was) required by Law to withhold or collect have been duly withheld or collected, and have been timely paid, and in some cases over paid, to the proper authorities to the extent due and payable.

          (d) Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (e) There are no tax sharing, allocation, indemnification or similar agreements in effect as between the Company, any of its Subsidiaries or any predecessor or affiliate thereof and any other party under which Parent and Merger Sub or the Company could be liable for any Taxes or other claims of any party, other than as contemplated in the Tax Procedures Agreement, attached hereto as Exhibit 2.4(a).

          (f) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required after the Effective Time to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax Laws of any nation, state or locality.

          (g) No election under Section 341(f) of the Code has been made or shall be made prior to the Closing Date to treat the Company or any of its Subsidiaries as a "consenting corporation," as defined in Section 341 of the Code.

          6.12 Employee Matters. Except as set forth on Schedule 6.12 to the Company Disclosure Letter, with respect to the Company's business, excluding the Flexible Business, (a) there are no collective bargaining agreements between the Company or any of its Subsidiaries and any bargaining representative of the employees; and (b) there is not any existing, or to the best knowledge of the Company, any threatened labor dispute regarding the Company, any of its Subsidiaries (other than the Flexible Company), or their respective businesses. The Company has furnished to Parent true and complete copies of any and all of the employee benefit, fringe benefit and incentive compensation plans, policies, funds, trusts, schemes, agreements or arrangements of the Company and its Subsidiaries (other than the Flexible Company) or to which the Company or any such Subsidiary contribute or have any liability, all of which are set forth on
Schedule 6.12 to the Company Disclosure Letter (each an "employee plan" for purposes of this Section 6.12); and except as set forth on Schedule 6.12 to the Company Disclosure Letter, with respect to any assets allocated to any such employee plan, (i) there are no benefit commitments exceeding any assets allocated thereto, (ii) to the best knowledge of the Company, there have been no prohibited transactions under Section 406 of ERISA or Section 4975 of the Code,
(iii) to the best knowledge of the Company, there have been no actions, suits, grievances or other manner of litigation or claim with respect to any such employee plan which are pending, threatened or commenced; (iv) any such employee plan and/or related trust which is intended to be qualified or exempt under
Section 401(a) or 501(a) of the Code has received a favorable determination letter from the Internal Revenue Service and, to the Company's knowledge, nothing has occurred that could reasonably be expected to adversely affect any such determination, (v) neither the Company nor any of its Subsidiaries (other than the Flexible Company) would be subject to any withdrawal liability under
Part 1 of Subtitle E of Title IV of ERISA if, as of the close of the most recent fiscal year of any such employee plan which is a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) ended prior to the date hereof, the Company or any such Subsidiary were to engage in a withdrawal from any such employee plan, and (vi) to the best knowledge of the Company, no event has occurred and no conditions exist that could reasonably be expected to materially increase the level of contributions required to be paid by the Company or any such Subsidiary to any such employee plan which is subject to Title IV of ERISA from the level of contributions made for the Company or such Subsidiary's most recently ended fiscal year. Except as set forth on Schedule 6.12 to the Company Disclosure Letter or pursuant to the Option Plans or other Options, there is no contract, arrangement or employee plan covering any employee of the Company which (either alone or upon the occurrence of any additional or subsequent event) could give rise to the payment of any amount which would constitute an "excess parachute payment" as defined in Section 280G of the Code. Except as set forth in Schedule 6.12, or pursuant to the Option Plans or the Options, the execution of this Agreement and the consummation of the Transactions will not
(A) be a trigger event under any employee plan that will result in any payment (whether severance pay or otherwise) becoming due to any employee, officer, director, shareholder, or contractor of the Company, or (B) accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any employee, former employee, officer, director, shareholder or contractor of the Company or any of its Subsidiaries under any employee plan, or any policy, arrangement, statement, commitment or agreement. Each of the Company and its Subsidiaries has, in all material respects, complied with all applicable Laws (including notice and filing requirements thereunder) relating to the employment of labor and the employee plans, including those relating to wages, collective bargaining, equal employment opportunity, ERISA, the Code, Occupational Safety and Health Act of 1970, as amended, Worker Adjustment and Retraining Notification Act, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act and the National Labor Relations Act. As of the Effective Time, each of the Company and its Subsidiaries will have paid all amounts due and owing to its employees, including wages, salary, bonuses or any other accrued compensation and under each employee plan and any agreement or Law applicable to any such employee plan. Except as set forth on Schedule 6.12 to the Company Disclosure Letter, there are no written agreements or oral arrangements which may constitute employment contracts between the Company or any of its Subsidiaries and independent contractors, employees and agents who are employed or engaged in the management or operation of the Company and any of its Subsidiaries.

          6.13  Environmental  Laws  and  Regulations.  Except  as set  forth on
Schedule 6.13 to the Company Disclosure Letter, the Company and each of its Subsidiaries, (a) are in material compliance with environmental Laws and (b) have not received written notice of, nor, to the knowledge of the Company, is any of them the subject of an Environmental Claim, and (c) there are no facts, circumstances or conditions concerning the business or operations of the Company or any of its Subsidiaries or any real property at any time owned or operated by the Company or any of its Subsidiaries that could reasonably be expected to give rise to an Environmental Claim against the Company or any of its Subsidiaries or any such currently owned real property.

          6.14 Compliance with Applicable Laws. The Company, including its Subsidiaries, (a) holds all Company Permits except where the failure to so hold, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (b) is in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect or could reasonably be expected to materially adversely affect the ability of the Company to consummate the Transactions; and (c) except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its Subsidiaries are being conducted in compliance with all applicable Laws, except for possible non-compliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to materially adversely affect the ability of the Company to consummate the Transactions.

          6.15 Title to Properties.

          (a) With respect to each parcel of real property owned in fee, leased or subleased by the Company, which is not an Excluded Asset, Schedule 6.15 to the Company Disclosure Letter sets forth a complete and accurate list setting forth its address and, in the case of owned real property, its legal description. Except as disclosed in the Company SEC Reports or as set forth on Schedule 6.15 to the Company Disclosure Letter, each of the Company and each of its Subsidiaries currently has and, as of the Closing, with the exception of any Excluded Assets sold pursuant to Permitted Transactions or other assets sold or disposed of pursuant to Sections 8.1 or 8.3, prior thereto, will have, good and marketable title to, or valid leasehold interests in, all their respective properties and assets, except for defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or materially impair the value of the properties. All such assets and properties, other than assets and properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens other than those set forth on Schedule 6.15 to the Company Disclosure Letter, and except for Liens that, in the aggregate, do not and will not materially interfere with the ability of the Company and its Subsidiaries to conduct their businesses as currently conducted or materially impair the value of the properties.

          (b) Except as  disclosed in the Company SEC Reports or as set forth on
     Schedule 6.15 to the Company Disclosure Letter or as to leases with respect to Excluded Assets, each of the Company and its Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, and all such leases are in full force and effect; all rents and additional rents due to date in respect to all such leases have been paid; neither the Company nor any Subsidiary has received notice that it is in default under any lease; and, to the knowledge of the Company, there exists no event, occurrence, condition, or act (including consummation of this transaction) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by the Company or any Subsidiary under any such leases. The Company has made available to Parent true and complete copies of all the such material leases. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

          6.16 Intellectual Property. Schedule 6.16 to the Company Disclosure Letter lists each foreign and domestic patent, trademark and service mark, whether patented, registered or unregistered and all applications for the same and each registered or material unregistered copyright owned by or licensed to the Company or any of its Subsidiaries, except those which constitute Excluded Assets. Each registered or patented item listed on Schedule 6.16 to the Company Disclosure Letter as owned by Company or any of its Subsidiaries either has been duly patented, registered with, filed in, or issued by the appropriate domestic or foreign Governmental Authority agency and each such patent, registration, filing and issuance remains in full force and effect. No Intellectual Property Rights other than the Company Intellectual Property Rights are required by each of the Company and each of its Subsidiaries to conduct, and to continue to conduct, their respective businesses (other than the Flexible Business) as currently conducted in all material respects. Except as disclosed on Schedule
6.16 to the Company Disclosure Letter, each of the Company and each of its Subsidiaries owns free from any Liens and has good marketable title to the Company Intellectual Property Rights and the consummation of the Transactions will not alter or impair the Company's or its Subsidiaries rights in the Company's Intellectual Property Rights in any respect. Except as set forth on
Schedule 6.16 to the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notice from any other Person pertaining to or challenging the right of the Company or any of its Subsidiaries to use any of the Company Intellectual Property Rights or alleging that the Company or its Subsidiaries are infringing, will infringe or have infringed in the past the Intellectual Property Rights of another Person nor, to the knowledge of the Company, do grounds for such a claim exist. No claims are pending by any Person with respect to the ownership, validity, enforceability or use of any of the Company Intellectual Property Rights or challenging or questioning the validity or effectiveness of any of the foregoing. Except as set forth on Schedule 6.16 to the Company Disclosure Letter, to the knowledge of the Company, neither the Company nor any or its Subsidiaries has made any claim nor do grounds exist to support a claim of a violation or infringement by others of its rights to or in connection with the Company Intellectual Property Rights.

          6.17 Insurance. The Company and its Subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company or its Subsidiaries or any properties owned, occupied or controlled by the Company or its Subsidiaries, as is reasonably prudent.

          6.18 DGCL Section 203. On or before the date hereof, the Board of Directors of the Company has approved the Merger, this Agreement, the Transactions and the Irrevocable Proxies, and such approval is sufficient to render inapplicable to the Merger and this Agreement, the other Transactions, and the Irrevocable Proxies the provisions of Section 203 of the DGCL.

          6.19 Material Contracts. Except as set forth on Schedule 6.19 to the Company Disclosure Letter or identified in SEC Reports, neither the Company nor any of its Subsidiaries (other than the Flexible Company) has or is bound by:

          (a) any agreement, contract or commitment that involves the performance of services by it of an amount or value (as measured by the revenue derived therefrom during 1997) in excess of $500,000 annually, unless terminable by the Company on not more than 90 days notice;

          (b) any agreement, contract or commitment to be performed relating to capital expenditures in excess of $200,000 in any calendar year, or in the aggregate require expenditures in excess of $500,000;

          (c) any other material agreement, contract or commitment, not entered into in the ordinary course of business;

          (d) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

          (e) any agreement, indenture or instrument relating to indebtedness for borrowed money or the deferred purchase price of property (excluding trade payables in the ordinary course of business, intercompany indebtedness and leases for telephones, copy machines, facsimile machines and other office equipment);

          (f) any loan or advance to (other than advances to employees in the ordinary course of business in amounts of $10,000 or less to any individual and $50,000 in the aggregate), or investment in (other than investments in Subsidiaries), any Person, or any agreement, contract or commitment relating to the making of any such loan, advance or investment or any agreement, contract or commitment involving a sharing of profits (except for bonus arrangements with employees entered into in the ordinary course of business consistent with past practice);

          (g) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than in the ordinary course of business and other than with respect to any indebtedness or obligation of the Company or any of its Subsidiaries);

          (h) any management service, consulting or any other similar type of contract (other than contingent fee agreements with collection attorneys), involving payments of more than $50,000 annually, unless terminable by the Company on not more than 90 days notice;

          (i) any agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries (other than the Flexible Company) to engage in any line of business or to compete with any Person (other than with respect to the Flexible Business);

          (j) any warranty, guaranty or other similar undertaking with respect to a contractual performance extended by the Company or any of its Subsidiaries, other than in the ordinary course of business; or

          (k) any material amendment, modification or supplement in respect of any of the foregoing.

          Except as otherwise identified on Schedule 6.19 to the Company Disclosure Letter, each contract or agreement set forth on Schedule 6.19 to the Company Disclosure Letter is in full force and effect and there exists no default or event of default or event, occurrence, condition or act on the part of the Company or any Subsidiary or, to the knowledge of the Company, on the part of any other Person which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder, except for such default or event of default which could not reasonably be likely to result in a Material Adverse Effect.

          6.20 Authorization of Flexible Shares. Prior to the Effective Time, if the Company has not entered into a Permitted Transaction, the Company and the Flexible Company will have taken all necessary action to permit the issuance of the Flexible Shares required to be issued pursuant to Article V. Flexible Shares issued pursuant to Article V will, when issued, be validly issued, fully paid and nonassessable and no Person will have any preemptive right of subscription or purchase in respect thereof. The Flexible Shares will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities Laws.

          6.21 Broker's Fees. Except for the fees and expenses payable to Goldman, Sachs & Co. and George K. Baum & Co., the Company's financial advisors, which are reflected in their agreements with the Company, true and correct copies of which have been furnished to Parent, the Company has not employed any investment bank, broker, finder, consultant or other intermediary, which would be entitled to any fee or commission from the Company in connection with the Transactions.

          6.22 Opinions of Financial Advisors. The Board of Directors of the Company has received the opinion of Goldman, Sachs & Co., the Company's financial advisor, to the effect that the Merger Consideration to be received by the holders, other than Parent, Merger Sub, the Company or any of their respective Subsidiaries, of Company Shares pursuant to the Merger is fair to such holders from a financial point of view.

          6.23 Liabilities. Except as set forth on Schedule 8.1(h), neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise, outstanding except (i) as set forth in the consolidated balance sheet of the Company as of September 30, 1997, or referred to in the footnotes thereto, or (ii) for liabilities incurred subsequent to September 30, 1997 in the ordinary course of business not involving borrowings by the Company or any of its Subsidiaries, or (iii) as otherwise disclosed in the Company SEC Reports.

          6.24 Sufficiency of Assets. As of the Effective Time, the assets of the Company and its Subsidiaries (other than the Flexible Company) will constitute all of the assets necessary for conducting the business of the Company and its Subsidiaries (other than the Flexible Business) as presently conducted and will not include any of the Excluded Assets or Excluded Liabilities.

          6.25 Solvency of the Flexible Company As of the Effective Time, in the event that the Flexible Shares are being distributed to the Company's stockholders, the Flexible Company will not be insolvent and will not be rendered insolvent by the distribution of the Flexible Shares, will not be left with unreasonably small capital with which to engage in its business and will not have incurred debts beyond its ability to pay such debts as they mature and become due.

          6.26 Flexible Company. Attached as Schedule 6.26 to the Company Disclosure Letter is a pro forma balance sheet (the "Flexible Balance Sheet") of the Flexible Company as of December 31, 1997 assuming that all of the Excluded Assets and the Excluded Liabilities as of such date had been transferred to the Flexible Company. The Flexible Balance Sheet was prepared from the books and records of the Company and is subject to further allocations, adjustments and reclassifications, which will not have a Material Adverse Effect on the financial position of the Company (absent the Excluded Assets and Excluded Liabilities or the Flexible Company). At the Effective Time, the Flexible Company will only consist of the Excluded Assets and the Excluded Liabilities determined on a basis consistent with the Flexible Balance Sheet, after audit and prepared in accordance with generally accepted accounting principles.

          6.27 Venture Packaging. Venture Packaging, Inc. does not engage in any business or conduct any operations. Its only assets are Excluded Assets.

          6.28 Permitted Asset Sale. The Company currently expects to consummate the sale of all right, title and interest in the real property located at 6443
E. Slauson Avenue, Los Angeles, California to Poly Food Packaging Co., Inc., for the amount of $4,850,000 (before taxes and expenses of sale).

                                  ARTICLE VII
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

          7.1 Corporate Organization, Qualification and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation and is qualified and in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except where the failure to so qualify or be in such good standing, individually or in the aggregate, could not reasonably be expected to materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions.

          7.2 Authorization of Agreement and Merger. Each of Parent and Merger Sub has the requisite corporate power and authority to approve, authorize, execute and deliver this Agreement and to consummate the Transactions. This Agreement, and the consummation by Parent and Merger Sub of the Merger and the other Transactions have been duly and validly authorized by the respective Boards of Directors of Parent and Merger Sub and the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions.

          7.3 Enforceable Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming it constitutes the valid and binding agreement of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them according to its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting the enforceability of contractual obligations and creditor's rights generally and by the application of equitable principles by courts of competent jurisdiction, sitting at law or in equity.

          7.4 No Conflicts, Violations, Breaches or Defaults. Execution and delivery of this Agreement by Parent and its performance of the obligations hereunder, including its execution, delivery and performance of any Additional Agreements to which it is a party and the consummation of the Transactions, (a) do not conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or comparable chart or organizational documents) of Parent and Merger Sub; (b) do not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) in connection with the applicable requirements, if any, of the HSR;
(ii) in connection with the applicable requirements, if any, of the Australian Foreign Acquisitions and Takeovers Act or the Australian Trade Practices Act of 1974, as amended; (iii) pursuant to the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder; (iv) the filing of the Certificate of Merger pursuant to the DGCL;
(v) such filing or consent as may be required by applicable state securities, or "blue sky" Laws; or (vi) such filings, consents, approvals, orders, registrations, declarations and filings as may be required under the Laws of any foreign county in which Parent or Merger Sub conducts any business or owns any assets, where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, individually or in the aggregate could not reasonably be expected to materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions; (c) except as, individually or in the aggregate, could not reasonably be expected to materially adversely affect the ability of Parent or Merger Sub to consummate the Transactions, conflict with or contravene any provisions or result in a breach or violation of, or constitute a default under, or result in (or create in any party the right to cause) the acceleration of any performance or any increase in any payment required by or the termination, suspension, modification or impairment of, or result in the loss, revocation, impairment, suspension or forfeiture or any rights of Parent or Merger Sub under any mortgage, bond, indenture, agreement, contract, license or other instrument or obligations to which Parent or its Subsidiaries is subject or bound; or (d) do not conflict with, violate or contravene any Judgment or Law by which Parent or Merger Sub is subject or bound.

          7.5 Proxy Statement; S-4 Registration Statement. None of the information supplied by Parent or Merger Sub in writing expressly for inclusion or incorporation by reference in the Proxy Statement or the S-4 Registration Statement required to be filed in connection with the Transactions (or any amendment or supplement thereto) will (a) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Company Stockholders Meeting, and (b) in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, Parent or Merger Sub obtains actual knowledge of any event which is required to be described in an amendment of, or a supplement to the S-4 Registration Statement, Parent shall promptly notify the Company. If at any time prior to the Company Stockholders Meeting Parent or Merger Sub obtains actual knowledge of any event which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company.

          7.6 Financing. As of Closing Date, Parent and/or Merger Sub will have funds in place, which, in the aggregate will be sufficient to enable Merger Sub to consummate the Transactions.

          7.7 Broker's Fees. Except for the fees and expenses payable to Salomon Smith Barney, Parent's financial advisor, which are reflected in its agreement with Parent, Parent has not employed any investment bank, broker, finder, consultant or other intermediary, which would be entitled to any fee or commission from Parent in connection with the Transactions.

          7.8 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions.

                                  ARTICLE VIII
                   CONDUCT PENDING THE CLOSING AND COVENANTS

          8.1 Conduct of Business by Company. Except as contemplated by Section 8.16, the Company covenants and agrees that prior to the Effective Time, unless Parent agrees in writing or as otherwise contemplated by this Agreement, it will conduct its business and day to day operations (including those of any Subsidiaries) in the ordinary and usual course of business, consistent with its past custom and practice, and will use its reasonable best efforts to preserve intact its business organization and goodwill, keep in full force and effect all material rights, licenses, permits and franchises relating to such business, keep available the services of its officers and key employees and maintain satisfactory relationships with suppliers, customers and others having business relationships with it, except with respect to dispositions of any of the foregoing pursuant to the Company's limited right to engage in sale transactions, as set forth in Section 8.3. The Company specifically agrees that, prior to the Effective Time, unless the Parent otherwise agrees in writing or as otherwise contemplated by this Agreement, including the Permitted Restructuring and/or any Permitted Transactions, neither the Company, nor any of the Company's Subsidiaries, will:

          (a) except pursuant to the Option Plans or the other obligations set forth on Schedule 6.1 to the Company Disclosure Letter, issue, deliver, sell or dispose of, pledge or otherwise encumber (i) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for or creating the right to subscribe for any share of capital stock, or any rights, warrants, options, calls, or any other agreement of any kind to purchase or acquire any share of capital stock or such securities, (ii) any securities convertible into exchangeable for, in respect of, or in substitution for Company Stock currently outstanding, or
     (iii) any Voting Debt;

          (b) except pursuant to existing employee benefit plans or the other obligations set forth on Schedule 6.1 to the Company Disclosure Letter, redeem, purchase or otherwise acquire any of its outstanding capital stock;

          (c) split, combine, subdivide or reclassify any share of its capital stock, or declare, set aside or pay any dividend, or make any distribution, on its capital stock (except for dividends by a wholly owned Subsidiary);

          (d) amend its Certificate of Incorporation or Bylaws;

          (e) adopt a plan of liquidation, dissolution, merger (other than the Merger), consolidation, restructuring, or other reorganization of the Company, or any Subsidiary, or alter in any manner the corporate structure or ownership of any Subsidiary, except pursuant to the Permitted Restructuring, as set forth on Schedule 8.1(e);

          (f) make any acquisition of any corporation, partnership or business, through merger, consolidation, acquisition of stock or assets or otherwise;

          (g) (i) except in the ordinary course of business, consistent with past practice, incur or modify or amend any debt for borrowed money or guarantee any such debt or encumber any asset in connection with any such debt, issue any debt securities, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than a wholly owned Subsidiary;

          (h) except as set forth on Schedule 8.1(h), (i) enter into any contract or commitment with respect to capital expenditures in excess of $200,000, individually, or $500,000, in the aggregate; or (ii) except in the ordinary course of business, enter into, amend, modify, supplement or cancel any other material contract;

          (i) take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at the Effective Time;

          (j) acquire a material amount of assets or securities or release or relinquish any material contract rights;

          (k) except as set forth on Schedule 8.1(h), transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of, encumber or subject to any lien, any assets, that are material to the Company and its Subsidiaries, taken as a whole;

          (l) agree to the settlement of any claim or litigation, that is material to the Company and its Subsidiaries, taken as a whole;

          (m) make any Tax election or settle or compromise any Tax liability, that is material to the Company and its Subsidiaries, taken as a whole; or

          (n) authorize, propose or announce an intention to do any of the foregoing, or enter into any contract or agreement to do any of the foregoing.

          8.2 Conduct of the Company as to Employee Matters. The Company specifically agrees that with respect to any employee, officer or director, who is not as of the date hereof, or will not be as of the Effective Time, employed exclusively by the Flexible Company, unless Parent otherwise agrees in writing or as otherwise contemplated by this Agreement, prior to the Effective Time the Company shall not (a) grant any increase in salary or other compensation, including bonuses, to any such director, officer or key employee, or grant a general wage increase, except in the ordinary course of business, in accordance with the Company's past practices; (b) grant or increase any severance or termination pay or pension rights to any such employee, officer or director of the Company not required by an existing plan or agreement to which the Company is a party; (c) become obligated under any new pension plan, welfare plan, employee benefit plan, severance plan, benefit arrangement or similar plan or arrangement, which is not in existence as of the date hereof, or amend any such existing plan or arrangement in a manner which would have the effect of materially increasing any benefits thereunder; or (d) enter into or negotiate any renewal, extension or any other matter with respect to any collective bargaining agreement or employment agreement.

          8.3 Sale of Certain Assets. On or prior to the Closing Date, the Company may enter into and consummate agreements with respect to the sale or other disposition of the assets listed on Schedule 8.3, but only in conformity with the conditions in such Schedule, or with respect to a Permitted Transaction, provided that all Excluded Assets must be sold and all Excluded Liabilities must be assumed in the event of a Permitted Transaction. Any agreement or agreements with respect to Permitted Transactions (and the assumption of any such Excluded Liabilities) shall be reasonably satisfactory to Parent in all respects and shall not be entered into without Parent's prior written consent after the date the Proxy Statement is mailed to the Company's stockholders. Without limiting the generality of the foregoing:

          (a) to the extent any negotiations in connection with any Permitted Transaction involve the disclosure of any confidential information regarding the Company's business or its assets or liabilities (other than those exclusively related to the Flexible Business), the Company shall obtain confidentiality agreements with respect to such information, in form and substance similar to the Confidentiality Agreement;

          (b) except with respect to (i) any representations, warranties or covenants with respect to Taxes or liabilities therefore incurred prior to the closing of a Permitted Transaction, (ii) covenants to take supplemental or confirmatory actions subsequent to the closing of a Permitted Transaction that may be required in order to fully consummate or evidence the Permitted Transaction, (iii) covenants to indemnify the Flexible Company or the Flexible Buyer against liabilities of the Company that are not Excluded Liabilities, and (iv) the indemnities referred to in clause
     (c) below, all representations, warranties and covenants of the Company, and/or its Subsidiaries contained in any agreement for the sale of Excluded Assets shall expire at the closing of each Permitted Transaction, and the recourse for a breach prior to the closing of a Permitted Transaction of any such representation, warranty or covenant shall be limited to the Flexible Buyer's election to terminate the agreement; and

          (c) any agreement for any Permitted Transaction shall provide for the assumption of all Excluded Liabilities directly related to the Excluded Assets sold thereunder and shall provide for such indemnities in favor of Parent, Merger Sub and the Surviving Company in respect of such Excluded Liabilities as Parent shall reasonably request.

          8.4 Conduct of Business of Merger Sub. During the period of time from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

          8.5 Acquisition Proposals.

          (a) The Company and its affiliates and each of their respective Representatives shall immediately cease any discussions or negotiations with any other parties that may be ongoing with respect to any Acquisition Proposal. Neither the Company nor any of its affiliates, shall, directly or indirectly, take (and the Company shall not authorize or permit its or its Representatives or affiliates, to so take) any action to (i) encourage, solicit or initiate the making of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or, furnish or disclose any information to, any Person (other than Parent or Merger Sub) in connection with, or take any other action to facilitate any inquiries or the making of any proposal (including without limitation taking any action that would make Section 203 of the DGCL inapplicable to an Acquisition Proposal, unless such Acquisition Proposal has been determined to be a Superior Proposal and this Agreement has been terminated in compliance with its terms) that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the Company, in response to an unsolicited Acquisition Proposal and in compliance with its obligations under Section 8.5(b) hereof, may participate in discussions or negotiations with or furnish information to any third party which proposes a transaction which the Board of Directors of the Company reasonably determines is likely to result in a Superior Proposal if the Board of Directors believes (based upon the advice of independent outside counsel) that failing to take such action would constitute a breach of its fiduciary duties under applicable Law. In addition, neither the Board of Directors of the Company nor any committee thereof shall (A) withdraw or modify, or propose to with or modify, in a manner adverse to Parent or Merger Sub the approval and recommendation of the Merger and this Agreement in connection with an Acquisition Proposal or (B) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, provided that the Company may recommend to its stockholders an Acquisition Proposal, and in connection therewith withdraw or modify its approval or recommendation of the Merger and this Agreement, if (I) the Board of Directors of the Company has determined that the Acquisition Proposal is a Superior Proposal, (II) all the conditions to the Company's right to terminate this Agreement in accordance with Section 10.1(b)(iii) have been satisfied (including the expiration of the five day period and the payment of the amounts required pursuant to Section 11.1(b)), and (III) simultaneously with such withdrawal, modification or recommendation, this Agreement is terminated in accordance with Section 10.1(b)(iii). Any actions permitted under, and taken in compliance with, this Section 8.5 shall not be deemed a breach of any other covenant or agreement of such party contained in this Agreement.

          (b) In addition to the obligations of the Company set forth in Section 8.5(a), on the date of receipt thereof, the Company shall advise Parent of any request for information or of any Acquisition Proposal, or any inquiry or proposal with respect to any Acquisition Proposal, the material terms and conditions of such request or takeover proposal, and the identity of the Person making any such takeover proposal or inquiry. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, takeover proposal or inquiry and keep Parent fully informed as to the details of any information requested of or provided by, the Company and as to the details of all discussions or negotiations with respect to any such request, takeover proposal or inquiry.

          (c) Immediately following the date hereof, the Company will cause its financial adviser to request each Person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (other than any Person who has advised the Company that it remains interested in pursuing only a Permitted Transaction) to return all confidential information heretofore furnished to such Person by or on behalf of the Company.

          8.6 Stockholders' Approval; Proxy Statement.

          (a) The Company, acting through its Board of Directors, shall, in accordance with applicable Law, duly call, convene and hold the Company Stockholders Meeting for the purpose of voting upon this Agreement and the Merger and the Company agrees that this Agreement and the Merger shall be submitted at the Company Stockholders Meeting. Subject to Section 8.5 of this Agreement, the Company agrees that it shall use its reasonable best efforts to solicit from its stockholders proxies, and shall take all other action necessary and advisable, to secure the vote of its stockholders required by applicable Law to obtain the approval of this Agreement and the Merger and will include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock approve and adopt this Agreement and approve the Merger. Parent will cause all shares of Common Stock owned by Parent and its Subsidiaries to be voted in favor of the Merger. The Company will not, without Parent's prior written consent, include a fairness opinion from any Person other than Goldman, Sachs & Co. in the Proxy Statement unless it is an opinion of a nationally recognized investment bank of a similar ranking.

          (b) As promptly as practicable, the Company will prepare and file a preliminary Proxy Statement/S-4 Registration Statement with the SEC and will use its best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Proxy Statement/S-4 Registration Statement (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants). The Company will cause the definitive Proxy Statement/S-4 Registration Statement to be mailed to the stockholders of the Company and, if necessary, after the definitive Proxy Statement/S-4 Registration Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies. The Company will use all reasonable efforts to have or cause the S-4 Registration Statement declared effective as promptly as practicable including, without limitation, causing its accountants to deliver necessary or required instruments such as reports, opinions, "comfort letters," and certificates, and will take any other action reasonably required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process.

          (c) The Company shall use reasonable efforts to obtain, prior to the effective date of the S-4 Registration Statement, all necessary state securities Laws or "blue sky" permits and approvals required to carry out the Transactions.

          8.7 Reasonable Best Efforts. Subject to the terms and conditions herein, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things and make all filings necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including using its reasonable best efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions, including, but not limited to, (i) filings under the HSR and any other submissions requested by any Governmental Authority (ii) filings under the Australian Foreign Acquisitions and Takeovers Act or the Australian Trade Practices Act of 1974, as amended and (iii) required approvals under the applicable state Laws, to obtain the requisite approvals of the stockholders of the Company, and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), and to fulfill the other conditions to the Transactions; provided, however, that no loan agreement or contract for borrowed money shall be repaid (except as currently required by its terms or from the proceeds of any Permitted Transaction), in whole or in part, and no contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Company or any of its Subsidiaries in order to obtain any such consent, approval or authorization without first obtaining the written approval of Parent.

          8.8 Notification of Certain Matters. The Company shall give prompt notice to Parent of: (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material contract to which the Company or any of its Subsidiaries is a party or is subject; and (b) any Material Adverse Effect or the occurrence of any event which is reasonably likely to result in any such Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the Transactions.

          8.9 HSR. The Company and Parent shall, as soon as practicable and in any event, within fifteen business days from the date of this Agreement, file Notification and Report Forms under HSR with the Federal Trade Commission and the Antitrust Division of the Department of Justice and shall use their best efforts to respond as promptly as practicable to all inquiries received from such Governmental Authorities for additional information or documentation. The Company and Parent shall, as soon as practicable file all information required under the Australian Foreign Acquisitions and Takeovers Act or the Australian Trade Practices Act of 1974, as amended and shall use their best efforts to respond as promptly as practicable to all inquiries received from any Governmental Authorities with respect thereto for additional information or documentation.

          8.10 Representations and Warranties. Neither the Company, Parent nor Merger Sub will take any action that would cause any of their respective representations or warranties set forth herein not to be true and correct in all material respects at and as of the Effective Time.

          8.11 Access to/Confidentiality of Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent's Representatives reasonable access during normal business hours to its properties, books and records and, during such period, and furnish promptly to such Representatives all information concerning its business, properties and personnel as may reasonably be requested. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 8.11 for any purpose unrelated to the consummation of the Transactions and the operation of the business of the Company and its Subsidiaries. The Confidentiality Agreement shall apply with respect to information furnished by the Company or its Representatives hereunder.

          8.12 Publicity. The parties will consult with each other and will mutually agree upon any press releases or public announcement pertaining to the Merger and the other Transactions and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with The NASDAQ Stock Market and the rules of the Helsinki Stock Exchange, in which case the party proposing to issue such press release or make such public announcement shall use all reasonable efforts to consult in good faith with the other party before any such issuance or announcement.

          8.13 Indemnification of Directors and Officers. The Certificate of Incorporation and Bylaws of the Surviving Company shall contain provisions with respect to indemnification no less favorable to the indemnified Persons than those set forth in the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would materially adversely affect the rights thereunder of Persons who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), unless such modification is required by Law; provided, that in the event any claim or claims are asserted or made within such six year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Such obligation shall be guaranteed by Parent or Parent shall cause the Company to extend the D&O insurance policy currently maintained by the Company through the purchase of coverage for runoff claims. This Section 8.13 is intended to benefit the Persons with rights of indemnification referred to above and shall be binding on all successors and assigns of Parent, Merger Sub, the Company and the Surviving Company.

          8.14 Employees.

          (a) The Surviving Company hereby agrees to honor (without modification) the employment agreements, executive termination agreements and individual benefit arrangements listed on Schedule 8.14(a), all in effect on the date hereof.

          (b) The Company shall, and shall use its best efforts to cause any Flexible Buyer of the Flexible Business to, comply with the Worker Adjustment and Retraining Notification Act.

          8.15 Amendment of Options. The Company shall obtain the amendment of all agreements with respect to Options, so as to provide for (a) the acceleration of vesting at the Effective Time; (b) the payment, at the Effective Time, of an option settlement amount in cash and Flexible Shares (subject to any applicable withholding Taxes) equal to the product of (i) the number of shares for which the Option is exercisable multiplied by (ii) the sum of the Merger Consideration plus the Redemption Consideration, minus the per share exercise price of the Option and (c) the cancellation of all Options as of the Effective Time. Assuming the Redemption Consideration consists of Flexible Shares, for each payment of such settlement amount, 76% will be paid in cash and 24% will be paid in Flexible Shares based upon an aggregate value of $38,000,000 for the Flexible Company. The Surviving Company shall bear the cash portion of such settlement amount and the Flexible Company shall bear the balance of such settlement amount. Notwithstanding the foregoing, in the event of a Permitted Transaction that portion of the option settlement amount otherwise payable in Flexible Shares shall be paid in cash.

          8.16 Conduct of Flexible Business. After the date hereof, the Flexible Business and the business of the Surviving Company shall be treated for accounting purposes as if they were separate stand alone businesses as of the close of business on December 31, 1997. Any cash provided by the Company or any of its other Subsidiaries to the Flexible Business shall be treated as an advance from the Company or such Subsidiary to the Flexible Business which will be repaid by the Flexible Company in cash, on or prior to the Effective Time.

                                   ARTICLE IX
                                   CONDITIONS

          9.1 Conditions to Each Party's Obligation to Close. The obligations of each of the parties to consummate the Transactions are subject to satisfaction, or, to the extent permitted by Law, mutual waiver, on or prior to the Effective Time of each of the following conditions:

          (a) Injunction. There shall not be in effect any Law or any Judgment directing that the Transactions not be consummated; provided, however, that prior to invoking this condition each party shall use its reasonable best efforts to have any such Judgment vacated; and there shall have been no Law enacted or promulgated which would make consummation of the Transactions illegal.

          (b) Stockholder Approval. This Agreement and the Merger shall have been duly approved by the stockholders of the Company in accordance with applicable Law and the Certificate of Incorporation, as amended, of the Company at the Company Stockholders Meeting.

          (c) HSR. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR or the Australian Foreign Acquisitions and Takeovers Act or the Australian Trade Practices Act of 1974, as amended shall have expired or shall have been earlier terminated.

          (d) S-4 Registration Statement; "Blue Sky" Approvals. The S-4 Registration Statement shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for such purpose shall have been initiated and be continuing by the SEC. If required, the Company shall have received all state securities Law or "blue sky" permits and authorizations necessary to distribute the Flexible Shares as part of the Merger Consideration.

          (e) Amendment of Option Agreements. The Company shall, prior to the Effective Time, have taken all actions, and obtained all consents and approvals, necessary (including, without limitation, to appropriately amend the Options pursuant to Section 8.15) to effect the cancellation, extinguishment and/or conversion of all Options.

          9.2 Additional Conditions to the Obligations of Parent and Merger Sub to Close. The obligations of Parent and Merger Sub to consummate the Transactions are subject to satisfaction, or, to the extent permitted by Law, waiver on or prior to the Effective Time of each of the following conditions:

          (a) Performance. The Company shall have complied with and satisfied, in all material respects, all the covenants, agreements and obligations of the Company contained herein, and performed in all material respects all acts required of the Company by this Agreement.

          (b) Representations and Warranties. All the representations and warranties made herein by the Company which are qualified as to materiality shall have been and shall be true and correct in all respects and each such representation and warranty which is not qualified shall have been, and shall be, true and correct in all material respects when made and as of the Effective Time (except for changes permitted by this Agreement, or except to the extent they relate to a particular date).

          (c) Deliveries. Parent shall have received at the Effective Time:

               (i) a certificate dated the Effective Time and executed by the President or a Vice President of the Company certifying to the fulfillment of the conditions specified in Sections 9.2(a) and (b) and, as to the Company, fulfillment of the conditions specified in Sections 9.1(b);

               (ii) certified or verified copies of the Company's Certificate of Incorporation, as amended, its Bylaws, as amended, and certificates of good standing for the Company, as Parent may reasonably request; and

               (iii) such other documents as Parent may reasonably request to effectuate, or in connection with, the Transactions.

          (d) Consents and Approvals. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities.

          (e) Flexible Business. All of the Excluded Assets and Excluded Liabilities related to the Flexible Business (i) shall be owned, directly or indirectly, by the Flexible Company, or (ii) shall have been assigned to and assumed by one or more Flexible Buyers pursuant to one or more Permitted Transactions in compliance with Section 8.3 hereof. All amounts payable owed by the Flexible Company to the Company or any Subsidiary of the Company shall have been paid in cash. Any settlement of intercompany accounts shall have been effected without any adverse Tax consequences to the Company or any of its Subsidiaries (other than the Flexible Company).

          (f) Ancillary Agreements. Provided the Flexible Shares are to be distributed to the stockholders of the Company, the Surviving Company and the Flexible Company shall have duly executed and delivered each of the Ancillary Agreements.

          (g) Non-U.S. Real Property Interest Statement. The Company shall furnish to the Parent and Merger Sub on or before the Effective Time a copy of a statement, dated not more than thirty days prior to the Effective Time, issued by the Company pursuant to Section 1.897-2(h) of the Code, certifying that the interest in the Company being acquired by the Parent and Merger Sub is not a U.S. real property interest as defined in Section 897 of the Code.

          (h) Material Adverse Changes. No change shall have occurred or been threatened, and Parent shall not have become aware of any fact that is reasonably likely to have either a Material Adverse Effect or a Flexible Company Material Adverse Effect.

          (i) No Litigation. No suit, action or proceeding by any Governmental Authority, or by any other Person, domestic or foreign, shall be threatened, instituted or pending before any court of competent jurisdiction or Governmental Authority, (i) challenging or seeking to, or which could reasonably be expected to make illegal, impede, delay or otherwise directly or indirectly restrain, prohibit or make materially more costly the Merger, or seeking to obtain material damages, (ii) seeking to prohibit or materially limit the ownership or operation by Parent or Merger Sub of all or any material portion of the business assets of the Company and its Subsidiaries taken as a whole, or to compel Parent or Merger Sub to dispose of or hold separately all or any material portion of the business or assets of Parent and its Subsidiaries or the Company and its Subsidiaries taken as a whole, or seeking to impose any limitation on the ability of Parent or Merger Sub to conduct its business or own such assets,
     (iii) seeking to impose limitations on the ability of Parent or Merger Sub effectively to exercise full rights of ownership of the shares of Company Stock, including, without limitation, the right to vote any shares of Company Stock acquired or owned by Merger Sub or Parent on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Parent or Merger Sub of any shares of Company Stock.

          9.3 Additional Conditions to the Company's Obligation to Close. The obligation of the Company to consummate the Transactions is subject to satisfaction, or, to the extent permitted by Law, waiver, on or prior to the Effective Time of each of the following conditions:

          (a) Performance. Parent and Merger Sub shall have materially complied with, and satisfied, in all material respects, all the covenants, agreements and obligations of Parent and Merger Sub contained herein, and materially performed all acts required of Parent and Merger Sub by this Agreement.

          (b) Representations and Warranties. All the representations and warranties made herein by Parent or Merger Sub which are qualified as to materiality shall have been and shall be true and correct in all respects and each such representation and warranty which is not so qualified shall have been, and shall be, true and correct, in all material respects when made and as of the Effective Time (except for changes permitted by this Agreement, or except to the extent they relate to a particular date).

          (c) Deliveries. The Company shall have received at the Effective Time:

               (i) a certificate dated the Effective Time and executed by the President or a Vice President of Parent certifying to the fulfillment of the conditions specified in Sections 9.3(a) and (b);

               (ii) certified or verified copies of Merger Sub's Certificates of Incorporation, as currently amended, and certificates of good standing for Merger Sub; and

               (iii) such other documents as the Company may reasonably request to effectuate, or in connection with, the Transactions.

          (d) Ancillary Agreements. Provided the Flexible Shares are to be distributed to the stockholders of the Company, Surviving Company and the Flexible Company shall have duly executed and delivered each of the Ancillary Agreements.

                                   ARTICLE X
                            TERMINATION AND REMEDIES

          10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by stockholders of the Company,

          (a) by the mutual written consent of Parent and the Company;

          (b) by either Parent or the Company, if:

               (i) any court of competent jurisdiction in the United States, or some other Governmental Authority, shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement under this
          Section 10.1(b)(i) shall have used its reasonable best efforts to remove such injunction, order or decree; or

               (ii) the Merger shall not have been consummated by September 30, 1998; provided, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of the Merger to occur on or before such date;

               (iii) by either Parent, on the one hand, or the Company, on the other hand, if the Board of Directors of the Company determines that an Acquisition Proposal constitutes a Superior Proposal and the Board believes (based upon the advice of independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary duties; provided, however the Company may not terminate this Agreement pursuant to this Section 10.1(b)(iii) unless and until (A) five days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors; (B) during such five day period the Company has fully cooperated with the Parent, including, without limitation, informing the Parent of the terms and conditions of such Superior Proposal, and the identity of the Person making such Proposal, with the intent of enabling both parties to agree to a modification of the terms and conditions of this Agreement so that the Transactions may be effected; and (C) at the end of such five day period the Board of Directors of the Company determines that the Acquisition Proposal constitutes a Superior Proposal and the Board continues to believe (again based upon the advice of independent outside counsel) that a failure to terminate this Agreement and enter into an agreement to effect the Superior Proposal would constitute a breach of its fiduciary duties; provided further that this Agreement shall not terminate pursuant to this Section 10.0(b)(iii) unless simultaneously with such termination (I) the Company enters into a definitive acquisition, merger or similar agreement to effect the Superior Proposal and (II) Parent has received all amounts required to be paid to Parent pursuant to Section 11.1(b) by wire transfer in same day funds; or

               (iv) if the Stockholders of the Company do not approve this Agreement and Merger at the Company Stockholders Meeting.

               (c) by Parent, if:

               (i) (A) any of the representations or warranties made by the Company in this Agreement that are qualified as to materiality shall be untrue or incorrect in any respect or any such representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of this Agreement and Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, (B) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under this Agreement, or (C) any Person (other than Parent, Sub or one of their controlled affiliates) shall have commenced a tender offer for 10% or more of any class of equity securities of the Company; provided, that prior to termination this Agreement pursuant to clause
          (A) or (B), Parent shall have given the Company written notice of such breach or misrepresentation and the Company shall not have cured such breach or misrepresentation within thirty days of the date of such notice if curable within such thirty day period; or

               (ii) the Board of Directors of the Company withdraws or materially modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or Merger Sub and there exists at such time an Acquisition Proposal for the Company; or

               (iii) holders of Dissenting Shares hold more than five percent (5%) of the outstanding Company Shares.

          (d) by the Company, if (i) any of the representations or warranties made by the Parent and Merger Sub in this Agreement that are qualified as to materiality shall be untrue or incorrect in any respect or any such representations and warranties that are not so qualified shall be untrue or incorrect in any material respect, in each case as of the date of this Agreement and Closing Date, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, or (ii) Parent or Merger Sub shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or material covenant of Parent or Merger Sub, as the case may be, to be performed or complied with by each of them under this Agreement; provided that, prior to terminating this Agreement pursuant to this clause 10.1(d), the Company shall have given Parent and Merger Sub written notice of such breach or misrepresentation and Parent and/or Merger Sub shall not have cured such breach or misrepresentation within thirty days of the date of such notice if curable within such thirty day period.

          10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, provided that, notwithstanding the foregoing, if this Agreement has been terminated the provisions of Sections 6.21, 7.7, 10.2, 11.1 and 11.2; the last two sentences of
Section 8.11; and Article XI, in its entirety, shall survive all such termination and shall continue to be of binding effect. Nothing contained in this Section 10.2 shall relieve any party from liability for any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS

          11.1 Expenses.

          (a) All fees, costs and expenses, including attorney's fees and investment banking fees, incurred in connection with this Agreement or the Transactions shall be paid by the party incurring such, provided however it is agreed that in the event of a distribution of the Flexible Shares upon Closing, the Company Transaction Expenses shall be paid by the Flexible Company. All such fees, costs and expenses shall be paid in full at Closing.

          (b) In the event this Agreement is terminated in any of the following manners, the Company shall pay to Parent an amount equal to $3.8 million plus $1.5 million, representing reimbursement for out-of-pocket fees and expenses incurred by Parent or on its behalf in connection with the transactions contemplated in connection with this Agreement, payable by wire transfer of immediately available funds at the times as set forth below:

               (i) by the Company, pursuant to Section 10.1(b)(iii) (amounts payable simultaneously with execution of a definitive agreement to effect the Superior Proposal);

               (ii) by the Company, pursuant to Section 10.1(b)(ii) or (iv), but only in the event that within 12 months from the date of such termination the Company enters into an agreement with respect to the Third Party Acquisition, or a Third Party Acquisition occurs (amounts payable upon the occurrence of a Third Party Acquisition, or the earlier execution by the Company of a definitive agreement to effect such Third Party Acquisition);

               (iii) by Parent, pursuant to Section 10.1(b)(iii), but only in the event that the Company executes a definitive agreement to effect the Superior Proposal (amounts payable upon the execution of such definitive agreement);

               (iv) by Parent, pursuant to Section 10.1(c)(i)(A) or (B), unless the Company's failure to so perform or comply is beyond the control of the Company (amounts payable within five (5) business days of such termination); or

               (v) by Parent, pursuant to Section 10.1(c)(ii) (amounts payable within two (2) business days of such termination).

          11.2 Nonsurvival. The representations and warranties made herein shall not survive beyond the earlier of termination of this Agreement or the Effective Time. This Section 11.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time. The Confidentiality Agreement shall survive any termination of this Agreement.

          11.3 Further Documents. Each party hereto agrees to execute and deliver to the other party such other and further agreements, consents, documents, or instruments of conveyance, assignment, assumption or transfer, and to do such other things and to take such other actions, supplemental or confirmatory, as may be required by the other party for the purpose of or in connection with the consummation or evidencing of the Transactions.

          11.4 Modification or Amendment. This Agreement may be amended by an instrument in writing executed and delivered on behalf of each of the parties hereto, at any time prior to the Effective Time, subject to the provisions of the DGCL; provided, however, that after approval of this Agreement by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without such further approval.

          11.5 Waiver. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived, at any time prior to the Effective Time, by such party in whole or in part to the extent permitted by Law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in writing signed on behalf of such party, and shall not be inferred by the failure of any such party to assert any of its rights hereunder. Waiver of any provision of this Agreement or of any breach hereof shall be a waiver of only said specific provision or breach and shall not be deemed a waiver of any other provision or any future breach hereof.

          11.6 Notices. All notices, documents, or other communications to be given hereunder shall be in writing and shall be deemed validly given if delivered by messenger, facsimile transmission (with a confirming copy sent by overnight courier), or express overnight delivery, as follows:

          (a)     If to the Company, to

                  G. Kenneth Baum
                  c/o George K. Baum & Company
                  Twelve Wyandotte Plaza
                  120 West 12th Street
                  Kansas City, MO 64105
                  (816) 474-1100 (telephone)
                  (816) 283-5325 (telecopier)

                  with a copy to:

                  Thomas W. Van Dyke, Esq.
                  Bryan Cave LLP
                  7500 College Boulevard
                  Suite 1100
                  Overland Park, KS  66210
                  (913) 338-7700 (telephone)
                  (913) 338-7777 (telecopier)

          (b)     If to Parent or Merger Sub, to

                  c/o Huhtamaki Oy
                  Lansituulentie 7
                  02100 ESP00
                  FINLAND
                  Attention:  Eero Aho
                  (011) 358-9-6868-81 (telephone)
                  (011) 358-9-6868-8222 (telecopier)

                  with a copy to:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Attention:  Timothy B. Goodell, Esq.
                  (212) 819-8200 (telephone)
                  (212) 354-8113 (telecopier)

or such other Persons or addresses as may be designated in writing by the party to receive such notice. Any notice delivered by messenger shall be deemed received when such delivery is tendered; notices sent by facsimile transmission shall be deemed received upon faxed confirmation of receipt; and notices delivered by other methods shall be deemed received when actually received by the addressee or its authorized agent

          11.7 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to the principals of the conflicts of Law thereof.

          11.8 Entire Agreement. This Agreement, including the Additional Agreements, constitute the entire agreement and understanding of the parties with respect to the Transactions and supersedes any and all prior agreements and understandings relating to the subject matter hereof, provided, however, that the provisions of the Confidentiality Agreement shall remain valid and in effect.

          11.9 Construction. The section and article headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The preamble hereof, the recitals hereto, and all exhibits and schedules attached hereto and the Company Disclosure Letter and the Schedules thereto are hereby incorporated herein by reference and made a part hereof.

          11.10 Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties, and their respective successors and assigns, to the extent allowed hereby. Nothing in this Agreement, express or implied, other than the right to receive the Merger Consideration payable pursuant to Article V hereof is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Sections
8.13 and 8.14 shall inure to the benefit of and be enforceable by the indemnified parties or the employees and directors of the Company, respectively.

          11.11 Assignment. None of the parties hereto may assign any rights or delegate any obligations provided for in this Agreement without the prior written consent of all the other parties.

          11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument.

          11.13 Obligation of Parent. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action and a guarantee of the performance thereof.

          11.14 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.


                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   SEALRIGHT CO., INC.


                                   By:_____________________________________
                                      Name:  John T. Carper
                                      Title: Senior Vice President


                                   HUHTAMAKI OY


                                   By:_____________________________________
                                      Name:  Eero Aho
                                      Title: Executive Vice President


                                   By:_____________________________________
                                      Name:  Juha Salonen
                                      Title: Vice President Administration


                                   SEAL ACQUISITION CORPORATION


                                   By:_____________________________________
                                      Name:  Eero Aho
                                      Title: President